UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2006

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20928	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 309		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-623-0801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2006, VAALCO Angola (Kwanza), Inc., a wholly owned subsidiary of registrant, announced the signing of a Production Sharing Agreement with Sociedade Naciona de Combustiveis de Angola – Empresa Publica for Block 05/06 located offshore the Republic of Angola. The Production Sharing Agreement grants us a 40% working interest and we will carry Sonangol Pesquisa e Producao, SA, the national oil company of the Republic of Angola, for a 10% working interest in all wells drilled and costs expended on the block. We have paid a $ 10,500,000 signature bonus for our interest and are required to pay our share of costs to acquire and process 3-D seismic data and to drill two exploration wells during a four year period commencing from the date of execution of the Production Sharing Agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

November 7, 2006	By:	/s/ W. Russell Scheirman
W. Russell Scheirman
President and Chief Financial Officer